                                                                 EXHIBIT 10.1(a)


1COMPOSITE CONFORMED COPY


- -------------------------------------------------------------------------------





                              HEXCEL CORPORATION

                                NOTE AGREEMENT

                            Dated December 9, 1977





                   $8,000,000  8-3/4% Notes Due June 1, 1997





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



                              TABLE OF CONTENTS

                                     TO

                               NOTE AGREEMENT



                                                                           PAGE

SECTION     1.     PURCHASE AND SALE OF NOTES                               1

            1.1    Issue of Notes                                           1
            1.2    The Closing                                              2
            1.3    Purchase for Investment                                  2
            1.4    Other Agreement                                          2
            1.5    Failure to Deliver                                       3
            1.6    Expenses                                                 3

SECTION     2.     WARRANTIES AND REPRESENTATIONS                           4

            2.1    Subsidiaries                                             4
            2.2    Corporate Organization and Authority                     4
            2.3    Business, Property and Indebtedness                      4
            2.4    Financial Statements                                     5
            2.5    Full Disclosure                                          5
            2.6    Pending Litigation                                       6
            2.7    Title to Properties                                      6
            2.8    Patents and Trademarks                                   6
            2.9    Sale is Legal and Authorized                             6
            2.10   No Defaults                                              7
            2.11   Governmental Consent                                     7
            2.12   Taxes and Renegotiation                                  7
            2.13   Use of Proceeds                                          8
            2.14   Private Offering                                         8
            2.15   Earnings Coverage                                        9
            2.16   Compliance with Law                                      9
            2.17   Restrictions on Company and Subsidiaries                10
            2.18   ERISA

SECTION     3.     CLOSING CONDITIONS                                      11

            3.1    Opinions of Counsel                                      11
            3.2    Distributions                                           11
            3.3    Warranties and Representations True
                     as of Closing Date                                    11
            3.4    Compliance with this Agreement                          11
            3.5    Officers' Certificate                                   11
            3.6    Legality                                                12
            3.7    Other Closing                                           12

            3.8    Proceedings Satisfactory                                 12
            3.9    Completion of Information Certificate                   12
            3.10   Insurance Certificate                                   12

SECTION     4.     PURCHASER'S SPECIAL RIGHTS                              13

            4.1    Direct Payment                                           13
            4.2    Delivery Expenses                                       13
            4.3    Issue Taxes                                             13

SECTION     5.     PREPAYMENTS                                             13

            5.1    Required Prepayments                                    13
            5.2    Options to Prepay                                       14
            5.3    Notice of Optional Prepayment                            15
            5.4    Partial Prepayment Pro Rata                             16
            5.5    Surrender of Notes on Prepayment                        16

SECTION     6.     REGISTRATION; SUBSTITUTION OF NOTES                     16

            6.1    Registration of Notes                                   16
            6.2    Exchange of Notes                                       16
            6.3    Replacement of Notes                                    17
            6.4    Repurchase Right                                        17

SECTION     7.     COMPANY BUSINESS COVENENTS                              19

            7.1    Payment of Taxes and Claims                             19
            7.2    Maintenance of Properties and Corporate
                     Existence                                             19
            7.3    Payment of Notes and Maintenance of
                     Office                                                20
            7.4    Disposal of Shares of a Subsidiary                       21
            7.5    Sale of Assets; Ski Division; Merger                    23
            7.6    Liens and Encumbrances                                  25
            7.7    Funded Debt                                             26
            7.8    Restricted Obligations                                  27
            7.9    Consolidated Net Working Capital                        28
            7.10   Distributions                                           28
            7.11   Restricted Investments                                  29
            7.12   Guaranties                                              31
            7.13   ERISA Compliance                                        31
            7.14   Transactions with Affiliates                            31
            7.15   Tax Consolidation                                       32
            7.16   Sale or Discount of Receivables                         32
            7.17   Sale and Leaseback Transactions                         32
            7.18   Acquisition of Notes                                    33


                                      ii.


SECTION     8.     INFORMATION AS TO COMPANY                               33

            8.1    Financial and Business Information                      33
            8.2    Officers' Certificates                                  37
            8.3    Accountants' Certificates                               37
            8.4    Inspection                                              38

SECTION     9.     EVENTS OF DEFAULT                                       38

            9.1    Nature of Events                                        38
            9.2    Default Remedies                                        40
            9.3    Annulment of Acceleration of Notes                      41

SECTION     10.    INTERPRETATION OF THIS AGREEMENT                        42

            10.1   Terms Defined                                           42
            10.2   Accounting Principles                                   54
            10.3   Directly or Indirectly                                  54
            10.4   Governing Law                                           55
            10.5   Principal Amount                                        55

SECTION     11.    MISCELLANEOUS                                           55

            11.1   Notices                                                 55
            11.2   Reproduction of Documents                               55
            11.3   Survival                                                56
            11.4   Successors and Assigns                                  56
            11.5   Amendment and Waiver                                    56
            11.6   Duplicate Originals                                     57

Exhibit A          8-3/4 % Note due June 1, 1997
Exhibit B          List of Subsidiaries, Corporate Affiliates
                     and Indebtedness
Exhibit C          Description of Company Counsel's Closing
                     Opinion
Exhibit D          Description of Special Counsel's Closing
                     Opinion
Exhibit E          Legality Certificate
Exhibit F          Information Certificate



                                     iii.
                                                                [Bankers Life]

                               HEXCEL CORPORATION
                              650 California Street
                        San Francisco, California  94108

                                 NOTE AGREEMENT

                                   $8,000,000

                          8-3/4% Notes due June 1, 1997


                                                              December 9, 1977

Bankers Life Company

In the case of all payments on account of the Notes in
accordance with Section 4.1, by:

            crediting (in the form of federal funds bank
            wire transfer) its
            Account No. 014752
            in Iowa-Des Moines National Bank
            Des Moines, Iowa  50304
            with sufficient information with such wire transfer to identify the payor of such funds, the obligations to which they relate, and any apportionment between principal and interest;

in the case of all other communications;

            711 High Street
            Des Moines, Iowa  50307
              Attention:      Investment Department
                              Securities Division

Dear Sirs:

                   Hexcel Corporation (the "Company"), a California corporation, hereby agreed with you as follows:

SECTION 1.         PURCHASE AND SALE OF NOTES

1.1    ISSUE OF NOTES.

            The Company will authorize the issue of $8,000,000 in aggregate principal amount of 8-3/4% notes due 1997 (herein called the "Notes"). Each Note will be in the amount of $100,000 or an integral multiple thereof (except as may be necessary to reflect any principal amount not evenly divisible by $100,000); will bear interest on the unpaid principal balance thereof from the date of the Note at the rate of 8-3/4% per annum (except as set forth to the contrary in Section 7.7(d)), payable semi-annually on the first day of December and the first day of June in each year, commencing with the payment date next succeeding the date of the Note, until the principal amount thereof shall be due and payable, and thereafter will bear interest at the rate of 9-3/4% per annum; and will mature on June 1, 1997. The Notes will be in the form of the Note set out in Exhibit A to this Agreement.

1.2      THE CLOSING.

            The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions of this Agreement, $4,000,000 in aggregate principal amount of Notes at 100% of the principal amount thereof. Your purchase shall be made at a closing to be held on December 15, 1977. The date of the closing is herein called the "Closing Date." The closing will be held at the office of McCutchen, Doyle, Brown & Enersen, Three Embarcadero Center, San Francisco California 94111. At the closing the Company will deliver to you a single Note in the principal amount of your purchase, dated the Closing Date and payable to you, against payment in funds immediately available in San Francisco.

1.3    PURCHASE FOR INVESTMENT.

            You represent to the Company that you are purchasing the Notes for your own account for investment and with no present intention of distributing the Notes or any part thereof, but without prejudice, however, to your right at all times to sell or otherwise dispose of all or any part of the Notes under a registration under the Securities Act of 1933, as amended, (at your expense, unless otherwise agreed in writing by the Company) or under an exemption from such registration available under such Act.

1.4    OTHER AGREEMENT.

            Simultaneously with the execution and delivery of this Agreement, the Company is entering into an agreement (the "Other Agreement") with [name of the other Purchaser] (the "Other Purchaser") (you and the Other Purchaser being herein called the "Purchasers"), which agreement is identical to



                                   2.

this Agreement except as to the identity of the Purchaser, and your obligations hereunder are subject to the execution and delivery of the Other Agreement. The obligations of each Purchaser shall be several and not joint and you shall not be liable or responsible for the acts or defaults of the Other Purchaser.

1.5    FAILURE TO DELIVER

            If at the closing the Company fails to tender to you the Note to be purchased by you or if the conditions specified in Section 3 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this Section shall operate to relieve the Company from any of its obligations hereunder or to waive any of your rights against the Company.

1.6    EXPENSES

            Whether or not the Notes are sold, the Company will pay all expenses relating to this Agreement, including but not limited to:

                   (a)  the cost of reproducing this Agreement and the Notes;

                   (b) the reasonable fees and disbursements of your special counsel;

                   (c)  your reasonable out-of-pocket expenses;

                   (d) the cost of delivering to your home office, insured to your satisfaction, the Note purchased by you at the closing;

                   (e) all expenses relating to any amendments, waivers or consents pursuant to the provisions hereof;
       and

                   (f) any amounts owing to Dean Witter & Co. Incorporated or any other brokerage or finder's fee in connection with the transactions contemplated by this Agreement.

The obligations of the Company under this Section 1.6 shall survive the payment or prepayment of the Notes and the termination of this Agreement.



                                   3.

SECTION 2.         WARRANTIES AND REPRESENTATIONS

            The Company warrants and represents to you that:

2.1    SUBSIDIARIES.

            Exhibit B to this Agreement states (1) the name of each of the Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and each other Subsidiary and (2) the name of each of the Company's corporate or joint venture Affiliates (other than Subsidiaries) and the nature of the affiliation. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

2.2.   CORPORATE ORGANIZATION AND AUTHORITY.

            The Company, and each Subsidiary,

                   (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation,

                   (b) has all requisite power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, and

                   (c) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which both
(1) such qualification is necessary and (2) either (i) its sales in the most recent fiscal year of the Company exceeded $50,000 or (ii) assets owned or leased by it with an aggregate fair market value in excess of $50,000 are located.

2.3    BUSINESS, PROPERTY AND INDEBTEDNESS.

                   (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1976 and its Current Report on Form 8-K dated April 4, 1977 filed by the Company with the Securities and Exchange Commission and previously delivered to you correctly describe the general nature of the business and principal Properties of the Company and the Subsidiaries.

                   (b) Exhibit B to this Agreement correctly lists all Funded Debt and Current Debt of the Company and its Subsidiaries outstanding at the date hereof.


                                   4.

2.4    FINANCIAL STATEMENTS

                   (a) The consolidated balance sheets of the Company and the Subsidiaries as of December 31 in each of the years from 1972 to 1976, inclusive, and the related consolidated statements of income, stockholders' equity and changes in financial position for each of the fiscal years ended on such dates, all accompanied by reports thereon containing opinions without qualification, except as there- in noted, by Arthur Andersen & Co., independent certified public accountants, and the consolidated balance sheet of the Company and the Subsidiaries as of September 30, 1977 (un- audited) and the related consolidated statements of income and changes in financial position for the three- and nine-month periods ended on such date, copies of which have been delivered to you, have been prepared in accordance with generally accepted accounting principles (except for the omission of footnotes from such unaudited statements) consistently applied, and present fairly the financial position of the Company and the Subsidiaries as of such dates and the results of their operations and changes in their financial position for such periods. If footnotes were included in such unaudited statements in accordance with generally accepted accounting principles, the facts disclosed in such footnotes would not include a material adverse change from the facts disclosed in the footnotes to the above-mentioned financial statements at December 31, 1976 and for the fiscal year then ended. These consolidated financial statements include the accounts of all Subsidiaries of the Company for the respective periods during which a subsidiary relationship has existed.

            (b) Since December 31, 1976, there has been no change in the business, prospects, profits, Properties or condition (financial or other) of the Company or any of its Subsidiaries except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse, and the acquisition of the Company's Zeeland, Michigan plant on the terms described in its Current Report on Form 8-K dated April 4, 1977 filed with the Securities and Exchange Commission.

2.5    FULL DISCLOSURE.

            The financial statements referred to in Section 2.4 do not, nor does this Agreement or any written statement furnished to you by or on behalf of the Company in connection with the negotiation of the sale of the Notes, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which



                                  5.

the Company has not disclosed to you in writing which materially affects adversely, or which, so far as the Company can now foresee, will materially affect adversely, the Properties, business, prospects, profits or condition (financial or other) of the Company and its Subsidiaries or the ability of the Company to perform this Agreement.

2.6    PENDING LITIGATION.

            Other than the OSHA and EPA matters described to you in a letter or even date herewith, there are no proceedings pending, or to the knowledge of the Company threatened, against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the financial position or results of operations of the Company and the Subsidiaries on a consolidated basis for or at the end of the current or any past or future accounting period. Such letter fairly presents the present status of such OSHA and EPA matters and fairly assesses the likelihoods of the possible outcomes of such matters. Neither the Company nor any Subsidiary is in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

2.7    TITLE TO PROPERTIES.

            The Company, and each Subsidiary, has good and marketable title in fee simple (or its equivalent under applicable law) to all the real Property, and has good title to all the other Property, it purports to own, including that reflected in the most recent balance sheet referred to in Section 2.4 (except as sold or otherwise disposed of in the ordinary course of business), free from Liens not permitted by Section 7.6.

2.8    PATENTS AND TRADEMARKS.

            The Company, and each subsidiary, owns or possesses all the patents, trademarks, service marks, trade names, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

2.9    SALE IS LEGAL AND AUTHORIZED.

            The sale of the Notes by the Company and compliance by the Company and each Subsidiary with all of the provisions of this Agreement and of the
Notes:



                                   6.

                   (a) are within the corporate powers of the Company and each Subsidiary; and

                   (b) are legal and will not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of, any agreement, charter instrument, by-law or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any Property of any of them may be bound.

2.10   NO DEFAULTS.

            No event has occurred since December 31, 1976, and no condition exists (whether as a result of an event occurring before, on or after such date), which constituted or constitutes a Default or any Event of Default, or which would have constituted or would constitute a Default, or Event of Default if this Agreement had been in force from December 31, 1976. Neither the Company nor any Subsidiary is in violation in any material respect of any term of any agreement, charter instrument, by-law or other instrument to which it is a party or by which it may be bound.

2.11   GOVERNMENTAL CONSENT.

            Neither the nature of the Company or of any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company as a condition to the execution and delivery of this Agreement or the offer, issue, sale or delivery of the Notes.

2.12  TAXES AND RENEGOTIATION.

                   (a) All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary, or upon any of their respective Properties, income or franchises, which are due and payable have been paid. The United States income tax liability of the Company and the Subsidiaries has been finally determined by the Internal Revenue Service, and has been satisfied, for all taxable years through the taxable year ended December 31, 1973. Neither the Company nor any Subsidiary knows of any proposed additional tax assessment against. it.



                                   7.

                   (b) The provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years, and for its current fiscal period. The amount of the reserve for federal income taxes reflected in the consolidated balance sheet of the Company and its Subsidiaries at December 31, 1976 is an adequate provision for such Federal income taxes, if any, as may be payable by the Company and its Subsidiaries for the taxable years 1974 through 1976.

                   (c) The liabilities, if any, of the Company and the Subsidiaries under the Renegotiation Act of 1948 or 1951, as amended, have been finally determined by the Renegotiation Board, and have been satisfied, for all fiscal years through the fiscal year ended December 31, 1974. Neither the Company nor any Subsidiary has received a renegotiation report, other than any renegotiation report which has been finally disposed of prior to December 31, 1976. There is no matter pending before the Renegotiation Board or any Regional Renegotiation Board involving the Company or any Subsidiary. No reserve for renegotiation is necessary in the consolidated balance sheet of the Company and the Subsidiaries at December 31, 1976 in order for such balance sheet to fairly present the financial position of the Company and the Subsidiaries at such date.

2.13   USE OF PROCEEDS.

            The Company will apply all the proceeds from the sale of the Notes for the repayment of bank borrowings. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.
Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin security" within the meaning of said Regulation G, including margin securities originally issued by it. None of the proceeds from the sale of the Notes will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

2.14   PRIVATE OFFERING.

            Neither the Company nor Dean Witter & Co., Incorporated (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection



                                  8.

with the offering or sale of the Notes or any similar Security of the Company) has offered any of the Notes or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than you and six other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Notes or any part thereof or Securities of the same or similar class (within the meaning of Rule 146 of the Securities and Exchange Commission) for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended. The Company agrees not to issue any Securities within six months after any original issuance of the Notes or any part thereof, if such issuance would bring the issuance and sale of the Notes within the provisions of such Section 5.

2.15   EARNINGS COVERAGE.

            The net earnings available for fixed charges of the Company and subsidiary institutions, consolidated as required pursuant to Section 81(2) of the New York Insurance Law, for the period of the five fiscal years most recently audited have averaged per year not less than one and one-half times their average consolidated fixed charges for such year. As used in this Section, the terms "net earnings available for fixed charges", "subsidiary institutions" and "fixed charges" have the meanings stated in Exhibit E.

2.16   COMPLIANCE WITH LAW.

            As to all matters other than the OSHA and EPA matters described to you in a letter of even date herewith, neither the Company nor any Subsidiary is aware of (duly diligent investigation having been made with respect thereto):

                   (a) any violation of any laws, ordinances, governmental rules or regulations to which it is subject;

                   (b) any failure to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business; or

                   (c) any facts which would form the basis for any such violation or failure;



                                  9.

which violation or failure to obtain might materially and adversely affect the financial position or results of operations of the Company and the Subsidiaries on a consolidated basis for or at the end of the current or any past or future accounting period. Such letter fairly presents the present status of such OSHA and EPA matters and fairly assesses the likelihoods of the possible outcomes of such matters.

2.17   RESTRICTIONS ON COMPANY AND SUBSIDIARIES.

            Neither the Company nor any Subsidiary is a party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely affects the business of the Company and its Subsidiaries. Neither the Company nor any Subsidiary is a party to any contract or agreement which restricts the right or ability of such corporation to incur Funded Debt, other than this Agreement and the Loan Agreement dated February 11, 1976 between the Company and Wells Fargo Bank, National Association, as amended by Amendment to Loan Agreement dated April 1, 1977. Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 7.6.

2.18   ERISA

                   (A) RELATIONSHIP OF VESTED BENEFITS TO PENSION ASSETS. The present value of all benefits vested under all "employee pension benefit plans," as such term is defined in Section 3 of ERISA, maintained by the Company or any Subsidiary, as from time to time in effect (herein called the "Pension Plans"), did not as of December 31, 1975, the last annual valuation date, exceed the value of the assets of the Pension Plans allocable to such vested benefits.

                   (b) PROHIBITED TRANSACTIONS. Neither any of the Pension Plans nor any trust created thereunder, nor any "disqualified person" has engaged in a "prohibited transaction," as such terms are defined in Section 4975 of the Internal Revenue Code of 1954, as amended, which could subject the Pension Plans or any of them, any such trust, or any trustee or administrator thereof, or any party dealing with the Pension Plans or any such trust to the tax or penalty on prohibited transactions imposed by said Section 4975.



                                   10.

                   (c) REPORTABLE EVENTS. Neither any of the Pension Plans nor any such trust have been terminated nor have there been any "reportable events", as that term is defined in Section 4043 of ERISA, since September 2, 1974.

                   (d) ACCUMULATED FUNDING DEFICIENCY. None of the Pension Plans has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date specified by Section 306 of ERISA.

SECTION 3.         CLOSING CONDITIONS.

            Your obligation to purchase and pay for the Note to be delivered to you at the closing shall be subject to the following conditions precedent:

3.1    OPINIONS OF COUNSEL.

            You have received from Messrs. Wendel, Lawlor, Rosen & Black, counsel for the Company, and Messrs. McCutchen, Doyle, Brown & Enersen, your special counsel, the closing opinions described in Exhibits C and D to this Agreement.

3.2    DISTRIBUTIONS.

            The Company shall not, after December 31, 1976, have declared, made or incurred any liability to make Distributions in respect of the Equity Securities of the Company aggregating more than $1,000,000.

3.3    WARRANTIES AND REPRESENTATIONS TRUE AS OF CLOSING DATE.

            The warranties and representations contained in Section 2 shall (except as affected by transactions contemplated by this Agreement) be true in all material respects on the Closing Date with the same effect as though made on and as of that date.

3.4    COMPLIANCE WITH THIS AGREEMENT.

            The Company shall have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by the Company before or at the closing.

3.5    OFFICERS' CERTIFICATE.

            You shall have received a certificate dated the Closing Date and signed by the President or a Vice President



                                   11.

and the Treasurer or an Assistant Treasurer of the Company, certifying that the conditions specified in Sections 3.2, 3.3 and 3.4 have been fulfilled.

3.6    LEGALITY.

            The Notes shall on the Closing Date qualify as a legal investment for insurance companies under Section 81(2) (b) of the New York Insurance Law and you shall have received a certificate in the form of Exhibit E to this Agreement, or such other evidence as you may reasonably request, to establish compliance with this condition.

3.7   OTHER CLOSING.

            Simultaneously with the closing of your purchase, the Other Purchaser shall have purchased a like principal amount of Notes and the Company shall have received payment therefor.

3.8    PROCEEDINGS SATISFACTORY.

            All proceedings taken in connection with the sale of the Notes and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or as a basis for your special counsel's closing opinion, all in form and substance satisfactory to you and your special counsel.

3.9    COMPLETION OF INFORMATION CERTIFICATE.

            The Company shall have completed and delivered to you the Information Certificate in the form of Exhibit F to this Agreement, with a copy of the Company's most recent audited annual financial statements attached thereto, which certificate and statements you have informed the Company may be used as a basis for filings which you may be required to make with certain regulatory bodies and with the National Association of Insurance Commissioners.

3.10   INSURANCE CERTIFICATE.

            The Company shall have delivered the written opinion of its independent insurance broker or advisor, dated the Closing Date, to the effect set forth in Section 7.2(b).



                                   12.

SECTION 4.         PURCHASER'S SPECIAL RIGHTS

4.1    DIRECT PAYMENT.

            Notwithstanding anything to the contrary in this Agreement or the Notes, the Company will pay all amounts payable with respect to any Notes held by you, any nominee or affiliate of yours, or any institutional holder of 6-1/4% or more in principal amount of Notes at the time outstanding, (without any presentment or surrender of such Notes and without any notation of such payment being made thereon) by crediting before 12:00 noon, local time at the place of receipt, by federal funds bank wire transfer, the account of such holder in any bank in the United States as may be designated in writing by such holder, or in such other manner or to such other address in the United States as may be designated in writing by such holder, or in such other manner or to such other address in the United States as may be designated in writing by such holder. Each holder of a Note to which this Section 4.1 applies agrees that in the event it shall sell or transfer any such Note (a) it will, prior to the delivery of such Note (unless it has already done so), make a notation thereon of all principal, if any, prepaid on such Notes and will also note thereon the date to which interest has been paid on such Note, and (b) it will promptly notify the Company of the name and address of the transferee of any such Note so transferred.

4.2    DELIVERY EXPENSES.

            If you surrender any Note to the Company pursuant to this Agreement, the Company will pay the cost of delivering to or from your home office from or to the Company, insured to your satisfaction, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note.

4.3    ISSUE TAXES.

            The Company will pay all taxes in connection with the issuance and sale of the Notes and in connection with any modification of the Notes and will save you harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Company under this
Section 4.3 shall survive the payment or prepayment of the Notes and the termination of this Agreement.

SECTION 5.         PREPAYMENTS.

5.1    REQUIRED PREPAYMENTS.

                   (a) In additional to paying the entire outstanding principal amount and the interest due on the Notes



                                   13.

on the maturity date thereof, the Company will prepay, and there shall become due and payable, $500,000 principal amount of the Notes on June 1 in each year beginning on June 1, 1982 and ending June 1, 1996, inclusive. Each such prepayment shall be at 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment.

            (b) The Company's exercise of any prepayment option in Section 5.2(a) or Section 5.2(b), or the acquisition of any Notes by the Company, shall not reduce or otherwise affect its obligation to make any prepayment required by
Section 5.1(a).

5.2    OPTIONS TO PREPAY.

                   (a) OPTION TO PREPAY AT PAR. The Company may, at the time of any payment pursuant to Section 5.1(a), upon notice as provided in Section 5.3, prepay an additional principal amount of Notes equal to the amount required to be paid at that time, or any lesser amount in an integral multiple of $50,000, at 100% without premium, such prepayment to be together with interest accrued to each such prepayment date on the principal amount so prepaid; PROVIDED, however, that not more than $2,650,000 in aggregate principal amount of Notes may be prepaid pursuant to this Section 5.2(a). Such optional prepayment right shall not be cumulative and all or any part of such prepayment option not exercised as to any particular date shall thereupon cease and lapse and be of no further force or effect.

                   (b) OPTION TO PREPAY AT A PREMIUM. Subject to Section 5.2(c), the Company may prepay the Notes in whole or part at any time, in integral multiples of $50,000, at the applicable percentage set out below of the principal amount then being prepaid together with accrued interest on the principal amount so prepaid to the prepayment date:

    IF PREPAYMENT IS MADE DURING
    THE 12-MONTH PERIOD BEGINNING                PERCENTAGE OF
          JUNE 1 IN THE YEAR                   PRINCIPAL AMOUNT
    -----------------------------              ----------------
               1977                                  108.75%
               1978                                  108.29%
               1979                                  107.83%
               1980                                  107.37%
               1981                                  106.91%
               1982                                  106.45%
               1983                                  105.99%
               1984                                  105.53%
               1985                                  105.07%
               1986                                  104.61%



                                   14.

               1987                                  104.15%
               1988                                  103.69%
               1989                                  103.23%
               1990                                  102.77%
               1991                                  102.31%
               1992                                  101.85%
               1993                                  101.39%
               1994                                  100.93%
               1995                                  100.47%
               1996                                  100.00%


                   (c)  REFUNDING LIMITATION.  Notwithstanding the provisions of
Section 5.2(b), none of the Notes may be prepaid pursuant to Section 5.2(b) prior to June 1, 1987 as a part of a refunding or anticipated refunding operation by the application, directly or indirectly, to such prepayment of funds borrowed by the Company or any Subsidiary or Affiliate having (1) an effective interest cost of less than 8-3/4% per annum, or (2) as of the date of the proposed prepayment, a Weighted Average Life to Maturity less than the then remaining Weighted Average Life to Maturity of the Notes.

                   (d) "WEIGHTED AVERAGE LIFE TO MATURITY" of any indebtedness for borrowed money means as at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-Years of such indebted-ness by the then outstanding principal amount of such indebtedness. The term "Remaining Dollar-Years" of any indebtedness for borrowed money means the amount obtained by (1) multiplying the amount of each then remaining sinking fund, serial maturity or other required repayment, including repayment at final maturity, by the number of years (calculated at the nearest one-twelfth) which will elapse between the date of proposed prepayment and the date of that required repayment and (2) totaling all the products obtained in (1).

5.3    NOTICE OF OPTIONAL PREPAYMENT.

            The Company will give notice of any optional prepayment of the Notes to each holder of the Notes not less than 30 days nor more than 60 days before the date fixed for prepayment, specifying (a) such date, (b) the Section of this Agreement under which the prepayment is to be made, (c) the principal amount of the holder's Notes to be prepaid on such date, and (d) the premium, if any, and accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the




                                   15.

Notes specified in such notice, together with the premium, if any, and accrued interest thereon, shall become due and payable on the prepayment date.

5.4    PARTIAL PREPAYMENT PRO RATA.

            If there is more than one holder of the Notes, the aggregate principal amount of each required or optional partial prepayment of the Notes shall be allocated in units of $1,000 or integral multiples thereof among the holders of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes then outstanding held by them, with adjustments, to the extent practicable, to equalize for any prior prepay- ments not in such proportion. For the purpose of this Section 5.4 only, any Notes reacquired by the Company shall be deemed to be outstanding and the Company shall be deemed to be the holder thereof.

5.5    SURRENDER OF NOTES ON PREPAYMENT.

            Subject to Section 4.1, upon any partial prepayment of a Note, such Note shall, at the option of the holder thereof, be either (a) surrendered to the Company pursuant to Section 6.2 in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note, or (b) made available to the Company for notation thereon of the portion of the principal so prepaid. In case the entire principal amount of any Note is prepaid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the prepaid principal amount of any Note.

SECTION 6.         REGISTRATION; SUBSTITUTION OF NOTES

6.1    REGISTRATION OF NOTES.

            The Company shall cause to be kept at its office, maintained pursuant to Section 7.3, a register for the registration and transfer of the Notes. The names and addresses of the holders of the Notes, the transfer thereof and the names and addresses of the transferees of the Notes shall be registered in the register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, and the Company shall not be affected by any notice of knowledge to the contrary.

6.2    EXCHANGE OF NOTES.

            Upon surrender of any Note at the office of the Company maintained pursuant to Section 7.3, the Company,



                                   16.

at the request of the holder thereof, will execute and deliver, at the Company's expense (except as provided below), new Notes in exchange therefor, in denominations of at least $100,000 (except as may be necessary to reflect any principal amount not evenly divisible by $100,000), in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note set out in Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest has been paid on the surrendered Note or dated the date of the surrendered Note if no interest has been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any transfer. The Company shall not, however, have any obligation to exchange Notes pursuant to this Section 6.2, if such exchange would be a transfer in violation of the Securities Act of 1933 as amended.

6.3    REPLACEMENT OF NOTES.

            Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and
                   (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED, if the holder of the Note is an insurance company, its own agreement of indemnity shall be deemed to be satisfactory), or

                   (b) in the case of mutilation, upon surrender for cancellation thereof,

the Company at its expense will execute and deliver in lieu thereof, a new Note of like tenor, dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest has bene paid thereon.

6.4    REPURCHASE RIGHT.

                   (a) NOTICE TO COMPANY. You agree that, if no Default or Event of Default exists, you will give the Company notice as set forth in this
Section 6.4 of any proposed transfer of a Note, or a portion of the principal amount thereof, for a cash consideration other than a transfer among you, your nominees and your affiliates. Such notice may be given orally (by telephone or in person) to the President of chief financial officer of the Company or, if



                                    17.

your call is during business hours and neither is then available, to any person willing to take a message for either such person. Such notice may, at your option, also be given by written or telegraphic means delivered to the Company, which shall be considered given upon its receipt by the Company. In any case such notice shall state the principal amount of notes proposed to be transferred, the name of the proposed transferee and the amount of the cash consideration.

            (b) REPURCHASE BY COMPANY. If, within 72 hours of your notice pursuant to Section 6.4(a), you receive telegraphic notice from the Company that the Company thereby exercises its right to repurchase pursuant to this Section 6.4, then, if no Default or Event of Default then exists or would exist following such repurchase, the Company shall have the right (and upon your receipt of such notice, the Company shall have the obligation) to purchase not less than the entire principal amount proposed to be transferred in a transaction described in Section 6.4(a) for the same cash consideration as set forth in your notice to the Company. Such 72-hour period shall include Saturdays, Sundays and business holidays, but if it contains fewer than 8 hours between 9:00 a.m. and 5:00 p.m. on a day or days which are not a Saturday, Sunday or business holiday in San Francisco, California, it shall be extended until 8 such hours have accumulated after your notice pursuant to Section 6.5(a). The Company will pay the purchase price in immediately available funds as set forth in Section 4.1 within 192 hours after your notice pursuant to
Section 6.4(a). The Company's giving of such notice and its payment of the purchase price shall constitute its certification, as of the times of such notice and payment, that no Default or Event of Default exists or will exist following such repurchase. Such 192-hour period shall not include Saturdays, Sundays or busi- ness holidays in San Francisco, California.

            (c) GENERAL. Your obligation to give notice pursuant to Section 6.4(a), and to sell Notes to the Company pursuant to Section 6.4(b), is personal to you, your nominees and your affiliates, and is not binding on any successor owner of the Notes. If you give notice of a proposed transfer to the Company pursuant to Section 6.4(a), and the Company does not exercise its rights (or comply with any obligations) under Section 6.4(b) as to such transfer, then, without further notice to or purchase right in the Company, you may transfer Notes in the principal amount and to the transferee set forth in your notice to the Company pursuant to Section 6.4(a) within 3 months after such notice, at any price which is not lower than 97% of the proposed price set forth in such notice.



                                   18.

SECTION 7.         COMPANY BUSINESS COVENANTS

            The Company covenants that on and after the date of initial issue of the Notes, so long as any of the Notes are outstanding:

7.1    PAYMENT OF TAXES AND CLAIMS.

            The Company and each Subsidiary will pay, before they become delinquent,

                   (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

                   (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon its Property.

PROVIDED that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings and PROVIDED FURTHER that
for all purposes of   this Agreement reserve shall be created in an amount such
that an ultimate liability in excess of the reserved amount is, in the opinion of management of the Company, not likely and PROVIDED FURTHER that the owning company's title to, and its right to use, its Property is not materially adversely affected thereby. In the case of any item described in clause (a) or
(b) above involving in excess of 1% of Con- solidated Net Worth, the adequacy of the reserve shall be supported by the written opinion of two officers of the Company and the appropriateness of the proceedings shall be supported by the written opinion of two officers of the Company and the appropriateness of the proceedings shall be supported by the written opinion of independent counsel familiar with the matter, which opinion shall also state that, although such counsel cannot predict the outcome of such matter, the opinion of management as to the adequacy of the reserve is not, in the judgment of such counsel, unreasonable.

7.2    MAINTENANCE OF PROPERTIES AND CORPORATE EXISTENCE.

            The Company and each Subsidiary will:

                   (a) PROPERTY -- maintain its Property in good condition and make all necessary renewals, replacements, additions, betterments and improvements thereto;

                   (b) INSURANCE -- maintain, with financially sound and reputable insurers, insurance with respect to its



                                  19.

Properties and business against such casualties and contin-gencies, of such types (including public liability, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is reasonable and prudent, affording in each case protection that is, in the opinion of the Company's independent insurance broker or advisor, not materially less than that customarily carried by established corporations engaged in the same or a similar business and similarly situated;

                   (c) FINANCIAL RECORDS -- keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles;

                   (d) CORPORATE EXISTENCE AND RIGHTS -- do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence, rights and franchises and (ii) to maintain each Subsidiary as a Subsidiary, except as otherwise permitted by Section 7.4 or 7.5(d);

                   (e) COMPLIANCE WITH LAW -- not be in violation of any laws, ordinances, or governmental rules and regulations to which it is subject and will not fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially adversely affect the business, prospects, profits, Properties or condition (financial or other) of the Company and the Subsidiaries, PROVIDED that nothing in this
Section 7.2(e) shall preclude the Company or any Subsidiary from contesting an asserted violation in good faith and by appropriate proceedings if an appropriate reserve is created (and supported by written opinions, if required) on the same terms and conditions as set forth in Section 7.1; and

                   (f) EXISTING NATURE OF BUSINESS -- not engage in any business if as a result thereof the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and the Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and the Subsidiaries on the date hereof as described in Section 2.3.

7.3    PAYMENT OF NOTES AND MAINTENANCE OF OFFICE.

The Company will punctually pay or cause to be paid the principal and interest (and premium, if any) to become due in



                                   20.

respect of the Notes according to the terms thereof and will maintain an office in the State of California where notices, presentations and demands in respect of this Agreement or the Notes may be made upon it. Such office shall be maintained at 650 California Street, San Francisco, California 94108 until such time as the Company shall notify the holders of the Notes in writing of any change of location of such office within such State.

7.4    DISPOSAL OF SHARES OF A SUBSIDIARY.

                   (a) Neither the Company nor any Subsidiary will sell or otherwise dispose of any Equity Security of a Subsidiary, nor will any Subsidiary issue, sell or otherwise dispose of, or repurchase or otherwise reacquire, any shares of its own Equity Securities, if the effect of the transaction (on any assumption as to the exercise or nonexercise of any options, warrants or other exercisable Securities) would be to reduce the proportionate interest of the Company and its Wholly-Owned Subsidiaries in the outstanding Equity Securities of the Subsidiary whose Equity Securities are the subject of the transaction.

                   (b) The restrictions of Section 7.4(a) shall not apply to the issue of directors' qualifying shares.

                   (c) The restrictions of Section 7.4(a) shall not apply to the transfer at one time of the entire investment (whether represented by Equity Securities, debt, claims or otherwise) of the Company and its other Subsidiaries in a Subsidiary, if all of the following conditions are met:

                        (1) the Disposition Value of the Subsidiary, together with the Disposition Value of any other Subsidiary whose Equity Securities are being simultaneously disposed of pursuant to this Section 7.4(c) and the Disposition Value of any assets being simultaneously disposed of, does not exceed 15% of Consolidated Net Tangible Assets at the end of the Measuring Period;

                        (2) the Disposition Value of the Subsidiary, together with the Disposition Value of assets previously or simultaneously disposed of by the Company and all Subsidiaries (other than in the ordinary course of business) since the beginning of the Measuring Period and the Disposition Value of all Subsidiaries whose Equity Securities have previously or simultaneously been disposed of pursuant to this
       Section 7.4(c) since the beginning of the Measuring Period, does not exceed 20% of Consolidated Net Tangible Assets at the end of the Measuring Period;



                                   21.

were owned, at any time within the 24 months prior to the determination of "Disposition Value", by the Company or another Subsidiary (unless, in the case of ownership by another Subsidiary, such assets at all times during such period constituted substantially all the assets of such other Subsidiary).

                   (e) "MEASURING PERIOD" shall mean the eight most recent full quarterly fiscal periods of the Company for which financial statements have been prepared and delivered pursuant to Section 8.1(a), or such lesser number of such quarterly periods as commence after December 31, 1976.

                   (f) For purposes of Section 7.4(c), Equity Securities of a Subsidiary disposed of in compliance with such Section shall not also be considered "assets" of the owning company.

7.5    SALE OF ASSETS; SKI DIVISION; MERGER.

                   (a) SALE OF ASSETS. Neither the Company nor any Subsidiary will, except in the ordinary course of business, sell, lease, transfer or otherwise dispose of, assets, PROVIDED that the foregoing restrictions shall not apply to any sale, lease, transfer or other disposition from a Subsidiary to the Company or a Wholly-Owned Subsidiary; and PROVIDED FURTHER that the foregoing restrictions shall not apply to the transfer at one time of the Company's or the Subsidiary's entire interest in such assets, if all of the following conditions are met:

                        (1) the Disposition Value of such assets, together with the Disposition Value of any other assets being simultaneously disposed of and the Disposition Value of any Subsidiary whose Equity Securities are being simultaneously disposed of pursuant to Section 7.4 (c), does not exceed 15% of Consolidated Net Tangible Assets at the end of the Measuring Period;

                        (2) the Disposition Value of such assets, together with the Disposition Value of assets previously or simultaneously disposed of by the Company and all Subsidiaries (other than in the ordinary course of business) since the beginning of the Measuring
       Period and the Disposition Value of all Subsidiaries whose Equity Securities have been previously or simultaneously disposed of pursuant to
       Section 7.4(c) since the beginning of the Measuring Period, does not exceed 20% of Consolidated Net Tangible Assets at the end of the Measuring Period;



                                   23.

                        (3) The transfer is not directly or indirectly to an Affiliate or to a Person any part of whose Equity Securities or other ownership interest or Funded Debt or Current Debt is owned directly or indirectly by an Affiliate;

                        (4) in the opinion of the Company's Board of Directors, the transfer is for fair value and is in the best interests of the Company; and

                        (5) immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default would exist.

                   (b) For purposes of Section 7.5(a), Equity Securities of a Subsidiary disposed of in compliance with Section 7.4(c) shall not also be considered "assets" of the owning company. The disposition of cash as a Distribution or Investment is governed by Sections 7.10 and 7.11, respectively, and not by Section 7.5(a).

                   (c) SKI DIVISION. The limitations of Sections 7.5(a) (1) and (2) shall not apply to the disposition of the assets comprising the ski division of the Company, substantially as such division exists on the date hereof, if both of the following conditions are met:

                        (1) such disposition is consummated on or before September 30, 1978; and

                        (2) the fair market value of the consideration received in such disposition is not less than 90% of the amount at which such assets would be shown on a balance sheet of the Company at the date of disposition (without, however, giving effect to any write-down of such assets after December 31, 1976 other than normal depreciation and normal amortization).

For purposes of paragraph (2) above, the "fair market value of the consideration received" shall include assumptions of current liabilities and Funded Debt of the Company if, in connection with the disposition transaction, the Company and the Subsidiaries cease to be liable in respect thereof (whether by law, contract or otherwise) and which is not secured after such transaction by a Lien (created pursuant to law, contract or otherwise) on any Property of the Company or any Subsidiary; but no other type of assumption shall be included in the "fair market value of the consideration received." In the event of a disposition pursuant to this Section 7.5(c), Sections 7.4(c)(2) and 7.5(a)(2)



                                   24.

shall be applied to simultaneous or subsequent dispositions as though the disposition pursuant to this Section 7.5(c) had not occurred.

                   (d) MERGER AND CONSOLIDATION. Neither the Company nor any Subsidiary will consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it (except that a Subsidiary may consolidate with or merge into the Company or a Wholly-Owned Subsidiary); PROVIDED that the foregoing restriction does not apply to the merger of consolidation of the Company with another corporation, if:

                        (1) the corporation which results from such merger or consolidation ("the surviving corporation") is organized under the laws of the United States or a jurisdiction thereof;

                        (2) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes and this Agreement to be performed or observed by the Company, are expressly assumed in writing by the surviving corporation;

                        (3) after giving effect to the proposed merger or consolidation, the surviving corporation will be in compliance with
       Section 7.2(f); and

                        (4) immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default would exist.

7.6    LIENS AND ENCUMBRANCES.

            Neither the Company nor any Subsidiary will (i) cause or permit or
(ii) agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or hereafter acquired, to be subject to a Lien except:

                   (a) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property PROVIDED they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of the owning company's business;



                                  25.

                   (b) statutory Liens in favor of Persons furnishing services or materials securing obligations which are not yet due and payable;

                   (c) Liens on Property of a Subsidiary, PROVIDED such Liens secure only obligations owing to the Company or a Wholly-Owned Subsidiary; and

                   (d)  Liens securing Restricted Obligations complying with
       Section 7.8.

7.7    FUNDED DEBT.

                   (a) INCURRENCE OF SENIOR FUNDED DEBT. Neither the Company nor any Subsidiary will incur or in any manner become liable in respect of any Senior Funded Debt unless, after giving effect thereto and any transactions concurrent therewith, Consolidated Net Tangible Assets would be at least equal to 250% of Consolidated Senior Funded Debt.

                   (b) INCURRENCE OF FUNDED DEBT. Neither the Company nor any Subsidiary will incur or in any manner become liable in respect of any Funded Debt unless, after giving effect thereto and any transactions concurrent therewith, Consolidated Net Tangible Assets would be at leasst equal to 225% of Consolidated Funded Debt.

                   (c) MAINTENANCE OF CONSOLIDATED NET TANGIBLE ASSETS. The Company will maintain Consolidated Net Tangible Assets in an amount at least equal to the greater of (1) 250% of Consolidated Senior Funded Debt or (2) 225% of Consolidated Funded Debt.

                   (d) SENIOR FUNDED DEBT PRIOR TO JULY 1, 1980. Notwithstanding anything therein to the contrary, Sections 7.7(a) and (c) shall be applied, until and including June 30, 1980, as though the figure "250%" read "225%" in each instance in which it appears, PROVIDED that in the event Consolidated Net Tangible Assets at the end of any fiscal quarter to and including the quarter ended June 30, 1980 is less than 250% of Consolidated Senior Funded Debt, then, notwithstanding anything herein or in the Notes to the contrary, the unpaid principal amount of the Notes shall bear interest during such fiscal quarter at the rate of 8-7/8% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable (to the extent in excess of interest at the rate of 8-3/4% per annum) within 45 days of the end of such fiscal quarter. Nothing in this Section 7.7(d) shall limit or otherwise affect the obligation of the



                                  26.

Company to make payments of interest (based on the rate of 8-3/4% per annum) on June 1 and December 1 in each year as set forth in the Notes.

7.8    RESTRICTED OBLIGATIONS.

                   (a) Neither the Company nor any Subsidiary will incur or in any manner become or remain liable in respect of any Restricted Obligations unless, after giving effect to any incurrence or becoming liable and any transactions concurrent therewith, the aggregate principal amount of all Restricted Obligations is not greater than 20% of Consolidated Net Tangible Assets.

                   (b)  "RESTRICTED OBLIGATION" means:

                        (1) any obligation secured by a Lien on Property of the Company or any Subsidiary of a type not described in Caluse (a), (b) or
       (c) of Section 7.6;

                        (2)  the amount of any Excess Subsidiary Guaranties; and

                        (3) any unsecured Funded Debt incurred by any Domestic Subsidiary, or in respect of which any Domestic Subsidiary is in any manner liable, other than Funded Debt held by the Company or any Wholly-Owned Subsidiary.

                   (c) EXCESS SUBSIDIARY GUARANTIES" means the amount, if any, by which

                        (1) the aggregate amount from time to time of all Guaranties by the Company of the obligations of any Subsidiary for borrowed money exceeds

                        (2)  the lesser of (x) $1,000,000 or (y) 3% of
       Consolidated Net Tangible Assets.

                   (d) For purposes of Section 7.8 (a), in computing the aggregate amount of Restricted Obligations,

                        (1) any duplication as to Restricted Obligations which are described in both clause (1) and clause (2) or (3) of Section 7.8(b), and as to any Restricted Obligation described in Clause (3) and any Guaranty of it (to the extent of Excess Subsidiary Guaranties), shall be eliminated; and

                        (2) no Restricted Obligation of the Company described in clause (1) of Section 7.8(b)



                                  27.

        shall be eliminated on the ground that it is held by a Subsidiary.

                   (e) Nothing in this Section 7.8 shall be construed to permit any obligation which is impermissible under any other provision of this Agreement.

7.9    CONSOLIDATED NET WORKING CAPITAL.

                   (a) MAINTENANCE OF CONSOLIDATED NET WORKING CAPITAL. The Company will maintain Consolidated Net Working Capital in an amount not less than $8,000,000.

                   (b) CURRENT RATIO. The Company will maintain Consolidated Current Assets at not less than 150% of Consolidated Current Liabilities.

                   (c) "CONSOLIDATED CURRENT ASSETS" at any date means the amount at which the current assets of the Company and all Subsidiaries would be shown on a consolidated balance sheet at such date but excluding any amount on account of assets which do not constitute Consolidated Net Tangible Assets.

                   (d) "CONSOLIDATED CURRENT LIABILITIES" at any date means the amount at which their current liabilities would be shown on such balance sheet.

                   (e) "CONSOLIDATED NET WORKING CAPITAL" means Consolidated Current Assets minus Consolidated Current Liabilities.

7.10  DISTRIBUTIONS.

                   (a) Neither the Company nor any Subsidiary will declare or make or incur any liability to make any Distribution in respect of any Equity Security of the Company if, immediately after giving effect to the proposed
Distribution:

                        (1) the sum of Distributions in respect of its Equity Securities (valued immediately after such action, as provided in the definition thereof) for the period subsequent to December 31, 1976 would exceed

                        (2)  the sum of (i) $2,000,000, plus (ii) 95% of
       Consolidated Net Income for the period from January 1, 1977 through the most recent quarterly fiscal period of the Company, plus (iii) the aggregate net proceeds received by the Company in cash from the sale of Nonredeemable Equity Securities subsequent to


                                  28.

       the Closing Date, plus (iv) the aggregate principal amount of indebtedness of the Company (other than bank indebtedness converted after any failure to pay interest or principal thereof when due according to its original terms or after any acceleration of the stated maturity thereof) for money borrowed by the Company converted into or exchanged for Nonredeemable Equity Securities subsequent to the Closing Date.

                   (b) The Company will not authorize a Distribution in respect of any Equity Security of the Company which is not payable within 90 days of authorization.

                   (c) Neither the Company nor any Subsidiary will authorize or make a Distribution in respect of any Equity Security of the Company if after giving effect to the proposed Distribution a Default or an Event of Default would exist.

7.11   RESTRICTED INVESTMENTS.

                   (a) Neither the Company nor any Subsidiary will make or authorize any Restricted Investment if, immediately after giving effect to the proposed Restricted Investment, the amount of Restricted Investments of the Company and all Subsidiaries (valued immediately after such action, as provided in the definition thereof) would exceed 10% of Consolidated Net Worth.

                   (b) "RESTRICTED INVESTMENTS" means all investments, made in cash, by delivery of Property or through the issuance of any Security, by the Company or any Subsidiary (x) in any Person, whether by acquisition of an Equity Security, indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otehrwise, or (y) in any Property (items (x) and (y) herein called "Investments"), except the following:

                        (1) Investments in one or more Subsidiaries or any corporation which concurrently with such Investment becomes a Subsidiary;

                        (2) Property to be used by the Company or a Subsidiary in the ordinary course of a line of business permitted by Section 7.2(f);

                        (3) current assets arising from the sale of goods and services in the ordinary course of business of the Company and the Subsidiaries;

                        (4)  Investments in direct obligations


                                  29.

       of the United States of America or any agency thereof or obligations guaranteed by the United States of America, PROVIDED that such obligations mature within one year from the date of acquisition thereof;

                        (5) Investments in direct obligations of a state of the United States or any agency thereof or obligations guaranteed by any such state, PROVIDED such obligations are given the highest rating by Standard and Poor's or Moody's Investors Service, Inc. and mature within one year from the date of acquisition thereof;

                        (6) Investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating at least $100,000,000; and

                        (7) Investments in commercial paper given the highest rating by Standard and Poor's or Moody's Investors Service, Inc. and maturing not more than 270 days from the date of creation thereof.

Investments shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon. In the case of Investments received in exchange for a Subsidiary whose Equity Securities have disposed of pursuant to Section 7.4(c) or assets disposed of pursuant to Section 7.5, such cost shall be considered to be, in the case of a Subsidiary described in the first sentence of Section 7.4(d), the Disposition Value of the Subsidiary, or, in the case of assets (or a Subsidiary not so described), the net depreciated book value of such assets as would be shown on a balance sheet at the date of disposition. In the case of such an exchange in which consideration in addition to Investments is received, the cost otherwise attributable to the Investment pursuant to the immediately preceding sentence shall be reduced (but not below zero) by (i) the amount of cash received, (ii) the fair market value of any Property received which does not constitute a Restricted Investment, and (iii) the amount of current liabilities and Funded Debt of the Company and the Subsidiaries as to which, in connection with the exchange transaction, the Company and all Subsidiaries cease to be liable (whether by law, contract or otherwise) and which is not secured after such transaction by a Lien (created pursuant to law, contract or otherwise) on any Property of the Company or any Subsidiary; but such cost so attributable shall not be reduced by any other amounts.



                                  30.

                   (c) Any corporation which becomes a Subsidiary after the date hereof shall be deemed to have made, at the time it becomes a Subsidiary, all Restricted Investments of such corporation existing immediately after it becomes a Subsidiary.

7.12   GUARANTIES.

            The Company will not become or be liable in respect of any Guaranty unless its agreed potential liability is limited to a sum certain. No Subsidiary will become or be liable in respect of any Guaranty except (i) the endorsement in the ordinary course of business of negotiable instruments for deposit or collection and (ii) the Guaranty by a Foreign Subsidiary of obligations of the Company.

7.13   ERISA COMPLIANCE.

            Neither the Company nor any Subsidiary will itself, or will permit (to the extent within the power of the Company) any Person to:

                   (a) engage in any "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in respect of any Pension Plan maintained by it, or any trust created thereunder;

                   (b) incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, in respect of any Pension Plan maintained by it, whether or not waived and without giving effect to any extension of any amortization period granted by the Secretary of Labor; or

                   (c)  terminate any such Pension Plan or trust in whole or in part in a manner which could result in the imposition of a Lien on the Property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

7.14   TRANSACTIONS WITH AFFILIATES.

            Neither the Company nor any Subsidiary will enter into any transaction (or, in the case of related transactions, any group of transactions), including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate (or any Person who will become an Affiliate in such transaction or group of transactions) except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business


                                   31.

nad upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction (or group of transactions, as the case may be) with a Person not an Affiliate.

7.15   TAX CONSOLIDATION.

            The Company will not file or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

7.16   SALE OR DISCOUNT OF RECEIVABLES.

            Neither the Company nor any Domestic Subsidiary will discount or sell with recourse, or sell for less than the greater of the face value or market value thereof, any of its notes receivable or accounts receivable. No Foregin Subsidiary will (i) discount, or sell for less than the greater of the face value or market value thereof, any of its notes receivable or accounts receivable except in the ordinary course of business; or (ii) sell any of its notes receivable or accounts receivable with recourse.

7.17   SALE AND LEASEBACK TRANSACTIONS.

                   (a) Neither the Company nor any Subsidiary will, more than 180 days after completion of construction (as to unimproved real estate acquired for the purpose of constructing substantial improvements) or its original acquisition by any of them (as to other Property), dispose of Property which immediately after such disposition is leased or otherwise made available to the Company or nay Subsidiary for a period of 36 months or more (or as to which such leasing or making available is contemplated at the time of disposition) if the net book value of the Property involved in any single transaction (after depreciation, obsolescence, amortization, valuation and other proper reserves) at the date of the last balance sheet prepared pursuant to Section 8.1(b) exceeds the greater of (i) $1,500,000 or (ii) 7% of Consolidated Net Worth.

                   (b) The limitations of Section 7.17(a) shall not apply to any disposition of motor vehicles, data processing equipment or fork lifts and similar materials handling equipment.

                   (c) Nothing in this Section 7.17 shall be construed to permit any disposition, FundedDebt or Lien which is impermissible under any other provision of this Agreement.



                                   32.

7.18   ACQUISITION OF NOTES.

            Neither the Company nor any Subsidiary nor any Affiliate will, directly or indirectly, acquire or make any offer to acquire any Notes (other than pursuant to Section 6.4) unless the Company or such Subsidiary or Affiliate has offered to acquire Notes, pro rata, from all holders of the Notes and upon the same terms. In case the Company acquires any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

SECTION 8.         INFORMATION AS TO COMPANY

8.1    FINANCIAL AND BUSINESS INFORMATION.

            The Company will deliver to you, if at the time you or any nominee or any affiliate of yours holds any Notes, and to each other institutioinal holder of the then outstanding Notes:

                   (a) QUARTERLY STATEMENTS -- as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company, and in any event within 45 days thereafter, duplicate copies of:

                        (1) a consolidated balance sheet of the Company and the Subsidiaries at the end of such quarter, and

                        (2) consolidated statements of income and changes in financial position of the Company and the Subsidiaries for such quarter and (in the case of the second and thrid quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, and accompanied by a certificate executed on behalf of the Company by an authorized financial officer to the effect that such financial statements fairly present the results of the period and the financial position of the Company and the Subsidiaries and reflect, in the opinion of management, all adjustments necessary to a fair statement of the results of the period and the financial condition of the Company and the Subsidiaries. Such statements shall be presented in at least the detail of the interim statements referred to in Section 2.4(a), or of quarterly reports on Securities and Exchange Commission Form 10-Q (or successor form), whichever is more detailed as to a particular item. Such quarterly statements may omit footnotes if the facts disclosed in such footnotes would not include a material adverse change from the facts disclosed in the footnotes to the most recent annual audited statements delivered pursuant to Section 8.1(b) but shall include any footnotes reasonably necessary to disclose any such material adverse change.



                                      33.

                   (b) ANNUAL AUDITED STATEMENTS -- as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of:

                        (1) a consolidated balance sheet of the Company and the Subsidiaries at the end of such year, and

                        (2) consolidated statements of income, stockholders' equity and changes in financial position of the Company and the Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of the accountants named in Section 2.4 or other independent certified public accountants of recognized United States national standing selected by the Company, which opinion shall contain no qualification other than

                        (x) qualifications with respect to the effect of uncertainties concerning future events, the outcome of which is not susceptible of reasonable estimation at the date of the opinion and

                        (y) (in the event such accountants do not maintain an office in the jurisdiction in question) a statement that such accountants have relied on the reports of other independent certified public accountants (or the equivalent qualification in such jurisdiction) with respect to the examination of Foreign Subsidiaries, and shall state that such financial statements fairly presents the financial position of the companies being reported upon and the results of their operations and changes in financial position and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                   (c) ANNUAL SUBSIDIARY STATEMENTS -- as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of:

                        (1) a balance sheet of each Subsidiary at the end of such year, and

                        (2) a statement of income of each Subsidiary for such year,



                                      34.

setting forth in each case in comparative form the figures for the the previous fiscal year, all in reasonable detail and accompanied by a certificate executed on behalf of the Company by a principal financial officer to the effect that such financial statements of each Subsidiary fairly present the results of the period and its financial position.

                   (d) INSURANCE -- as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of written opinions of the Company's independent insurance broker or advisor to the effect set forth in Section 7.2(b);

                   (e) OPINIONS OF INDEPENDENT COUNSEL -- as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of all written opinions of independent counsel required pursuant to Section 7.1 or 7.2(e);

                   (f) AUDIT REPORTS, ETC. -- promptly upon receipt thereof, one copy of each other audit report submitted to the Company or any Subsidiary, and of any written report submitted to the audit committee, the board of directors or shareholders of the Company, by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary (other than any audit performed solely to determine contractual obligations or solely pursuant to the Renegotiation Act of 1948 or 1951, as amended), as to any portion of which designated by the Company in writing (prior to or contemporaneously with its delivery to you) as confidential you agree to take reasonable precautions against disclosure so long as such portion does not otherwise become public;

                   (g) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters and routine comment letters relating to quarterly and annual reports and proxy statements filed by the Company) in respect thereof filed by the Company or any Subsidiary with, or received by such Person in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency;

                   (h) ERISA -- immediately upon becoming aware of the occurrence of any (i) "REPORTABLE EVENT," "PROHIBITED TRANSACTION," as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service or Department of Labor with respect thereto;



                                      35.

                   (i) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                   (j) NOTICE OF CLAIMED DEFAULT -- immediately upon becoming aware that the holder of any Note has given notice or takne any other action with respect to a claimed Default or Event of Default, or that the holder of any evidence of indebtedness or other Security of the Company or any Subsidiary (or any evidence of indebtedness or other Security secured by any Property of the Company or any Subsidiary) has given notice or taken any other action with respect to a claimed default or event of default thereunder, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Default, Event of Default, default or event of default and what action the Company is taking or proposes to take with respect thereto; and

                   (k) REQUESTED INFORMATION -- with reasonable promptness, such other data and information as from time to time may be reasonably requested in writing. It is hereby agreed that any request for a statement of changes in financial position of a Subsidiary for a year for which a statement of income is prepared pursuant to Section 8.1(c), prepared and certified as set forth in such Section, shall be considered reasonable.

8.2    OFFICERS' CERTIFICATES.

            Each set of financial statements delivered to you or any other institutional holder of the Notes pursuant to section 8.1(a) or (b) will be accompanied by a certificate executed on behalf of the Company by (i) the President or a Vice President, and (ii) an authorized financial officer of the Company, setting forth:

                   (a) COVENANT COMPLIANCE -- the information (including detailed calculations and reconciliations with the published financial statements of the Company) required in order to establish whether the Company was in compliance with the requirements of Sections 7.4 through 7.18 during the period covered by the income statement then being furnished; and

                   (b) EVENT OF DEFAULT -- that the signers have reviewed the relevant terms of this Agreement and have made, or caused to be made under their supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or an Event of Default or, if any such condition or event existed or



                                      36.

exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

8.3    ACCOUNTANTS' CERTIFICATES.

            Each set of annual financial statements delivered pursuant to
Section 8.1(b) will be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed Sections 7 and 10 of this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event which then constitutes a Default or an Event of Default, and, if any such condition or event then exists, specifying the nature and period of existence thereof. Such certificate may state that it relates only to accounting matters.

8.4    INSPECTION.

            The Company will permit any of your representatives, while you or any nominee or affiliate of yours holds any Note, or the representatives of any other insurance, bank, pension fund or other similar institutional beneficial holder of the Notes, at your or such holder's expense, to visit and inspect any of the Properties of the Company or any Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and the Subsidiaries) all at such reasonable times and places and as often as may be reasonably requested, and subject to the Company's receipt of any necessary national security or customer confidentiality clearances in the case of restricted production areas. You agree that you will take reasonable precautions against disclosure of any information disclosed to you pursuant to your request as to which the Company has given you written notice (prior to or contemporaneously with its disclosure to you) of its confidential nature, so long as such information does not otherwise become public.

SECTION 9.         EVENTS OF DEFAULT

9.1    NATURE OF EVENTS.

            An "Event of Default" shall exist if any of the following occurs and is continuing:

                   (a) PRINCIPAL OR PREMIUM PAYMENTS -- the Company fails to make any payment of principal or premium on any Note on or before the date such payment is due;



                                      37.

                   (b) INTEREST PAYMENTS -- the Company fails to make any payment of interest on any Note on or before five days after the date such payment is due;

                   (c) PARTICULAR COVENANT DEFAULTS -- the Company or any Subsidiary fails to perform or observe any covenant contained in Section 7.4 through 7.10, inclusive, 7.12, 7.18, 8.1(i) or 8.1(j);

                   (d) OTHER DEFAULTS -- the Company or any Subsidiary fails to comply with any provision of this Agreement other than those referred to in
Section 9.1(a), (b) or (c), and such failure continues for more than 30 days after the facts which constitute such failure shall first become known to the President, any Vice President, the Treasurer, the chief financial officer, the Controller, any Assistant Treasurer or the Secretary of the Company or, insofar as such facts relate to a Subsidiary, to any such officer of such Subsidiary.
In the case of any Vice President of the Company whose responsibilities relate solely to one of the operating divisions of the Company, such 30-day period shall commence, if the facts which constitute such failure relate to such operating division, when such facts shall first become known to such Vice President, and, in all other cases, when such Vice President shall first become aware of such facts and also that such facts constitute a Default.

                   (e) WARRANTIES OR REPRESENTATIONS -- any warranty, representation or other statement by or on behalf of the Company contained in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement is false or misleading at the time made in any material respect;

                   (f) DEFAULT ON INDEBTEDNESS OR OTHER SECURITY -- the Company or any Subsidiary fails to make any payment due on any indebtedness or other Security issued by the Company or any Subsidiary or in respect of which the Company or any Subsidiary is liable or which is secured by any Property of the Company or any Subsidiary; or any event shall occur or any condition shall exist in respect of any such indebtedness or other Security, or under any agreement securing or relating to such indebtedness or other Security, the effect of which is and continues to be (i) to cause (or permit any holder of such indebtedness or other Security or a trustee to cause) such indebtedness or other Security, or a portion thereof, to become due prior to its stated maturity or prior to tis regularly scheduled dates of payment, or (ii) to permit a trustee or the holder of any Security (other than common stock of the Company or any Subsidiary) to elect a majority of the directors on the Board of Directors of the Company or such Subsidiary;

                   (g) INVOLUNTARY BANKRUPTCY PROCEEDINGS -- a receiver, liquidator or trustee of the Company, or any Subsidiary, or of any of the Property of either, is appointed by court order and such order remains in effect for more than 30 days; or the



                                      38.

Company, or any Subsidiary, is adjudicated bankrupt or insolvent; or any of the Property of either is sequestered by court order and such order remains in effect for more than 30 days; or a petition is filed against the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after such filing;

                   (h) VOLUNTARY PETITIONS -- the Company, or any Subsidiary, files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law, PROVIDED that the filing of a petition in voluntary bankruptcy by a Foreign Subsidiary in the jurisdiction of its incorporation after payment of all its obligations, as part of a plan of orderly liquidation and not for purposes of relief from creditors, shall not constitute an Event of Default;

                   (i) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC. -- the Company or a Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the Company, or a Subsidiary, or of all or any part of the Property of either; or

                   (j) UNDISCHARGED FINAL JUDGMENTS -- final judgment or judgments for the payment of money aggregating in excess of $50,000 is or are outstanding against one or more of the Company and the Subsidiaries and any one of such judgments has been outstanding for more than 30 days from the date of its entry and has not been discharged in full or stayed.

9.2  DEFAULT REMEDIES.

                   (a) ACCELERATION. If an Event of Default exists, the holder or holders of more than 33-1/3% in principal amount of the Notes then outstanding (exclusive of Notes then owned by the Company, any Subsidiaries and any Affiliates) may exercise any right, power or remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all interest accrued on all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. The Company will forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of and interest accrued on the Notes, and (to the extent permitted by law), in the event such holder or holders in its or their discreetion give the Company written notice of such



                                      39.

declaration 18 or more days prior to its stated effectiveness and it is not sooner cured, a premium in the amount which would be payable if the Company then had elected to prepay the Notes at a premium pursuant to Section 5.2(b), PROVIDED that during the existence of an Event of Default described in Section 9.1(a) or 9.1(b) and irrespective of whether the holder or holders of more than 33-1/3% in principal amount of Notes then outstanding have declared all the Notes to be due and payable pursuant to this Section 9.2(a), any holder of Notes who or which has not consented to any waiver with respect to such Event of Default may, at his or its option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes, and (to the extent permitted by law), if such holder in its discretion has given such 18-day notice and the default is not sooner cured, a premium in the amount which would be payable if the Company then had elected to prepay the Notes at a premium pursuant to Section 5.2(b).

                   (b) NONWAIVER AND EXPENSES -- No course of dealing on the part of any holder of the Notes nor any delay or failure on the part of any holder of the Notes to exercise any rights shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay when due the principal, premium or interest on any Note, or fails to comply with any other provision of this Agreement, the Company will pay to the holders of the Notes, to the extent permitted by law, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to reasonable attorneys' fees, incurred by such holders in collecting or attempting to collect any sums due on the Notes or in otherwise enforcing or attempting to enforce any of their rights.

9.3    ANNULMENT OF ACCELERATION OF NOTES.

            If a declaration is made pursuant to Section 9.2(a) by any holder or holders of the Notes, then and in every such case, the holders of 66-2/3% or more in aggregate principal amount of the Notes then outstanding (exclusive of Notes then owned by the Company, any Subsidiaries and any Affiliates) may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof, PROVIDED that at the time such declaration is annulled and rescinded:

                   (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

                   (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and



                                      40.

       under this Agreement [except any principal, interest or premium on the Notes which has become due and payable by reason of such declaration under Section 9.2(a)] shall have been duly paid; and

                   (c) each and every other Default and Event of Default shall have been waived pursuant to Section 11.5 or otherwise made good or cured,

and PROVIDED FURTHER that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 10.        INTERPRETATION OF THIS AGREEMENT

10.1   TERMS DEFINED.

            As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section following such term:

            AFFILIATE -- a Person (other than a Subsidiary) (1) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (2) which beneficially owns or holds 10% or more of any class of the Voting Stock of the Company or (3) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            CAPITALIZED LEASE -- any lease that is required to be capitalized on a balance sheet in accordance with Statement of Financial Accounting Standards No. 13, or any accounting standard which is a successor to such Statement, as in effect on the date of determination. For purposes of this Agreement, the obligations outstanding under a Capital Lease at any date shall be the amount determined pursuant to such Statement or successor standard.

            CLOSING DATE -- Section 1.2.

            CONSOLIDATED CURRENT ASSETS -- Section 7.9(c).

            CONSOLIDATED CURRENT LIABILITIES -- Section 7.9(d).

            CONSOLIDATED FUNDED DEBT -- Funded Debt of the Company and the Subsidiaries on a consolidated basis.

            CONSOLIDATED NET INCOME -- for any period means net earnings after income taxes of the Company and the Subsidiaries



                                      41.

determined on a consolidated basis (adjusted proportionately for any minority interest in any Subsidiary) for such period, but excluding the following items, in each case net of any related income tax:

                   (1)  any gain arising from the sale of capital assets;

                   (2) any loss arising from the disposition or other removal from service of capital assets, to the extent of capital gains during the current or the prior two fiscal years of the Company (other than any capital gains occurring before January 1, 1977) which were excluded from Consolidated Net Income pursuant to clause
            (1) above and to which no other capital loss has previously been thus applied;

                   (3)  any gain arising from any write-up of assets;

                   (4) earnings of any Subsidiary accrued prior to the date it became a Subsidiary;

                   (5) earnings of any Person, substantially all the assets of which have been acquired in any manner (including, without limitation, by merger or such Person's becoming a Subsidiary), realized by such Person prior to the date of such acquisition;

                   (6) net earnings of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest in excess of the smaller of the following amounts: (i) cash Distributions by such Person actually received by the Company or such Subsidiary in such period (irrespective of when earned); or
            (ii) net earnings of such Person during the five most recent fiscal years of the Company (or such lesser number of such fiscal years as commence after December 31, 1976), less the amount of any prior Distributions by such Person during or since such five-year (or lesser) period;

                   (7) net losses of any Person (other than a Subsidiary), but only to the extent of any net earnings of such Person in the last three fiscal years of the Company (other than any net earnings accruing prior to January 1, 1977) which were excluded from Consolidated Net Income pursuant to clause (6) above and to which no other net losses of such Person have previously been thus applied;



                                      42.

                   (8) any portion of the net earnings of any Subsidiary which is and remains unavailable for payment of dividends to the Company for any reason other than the accrual of an income tax with respect to such payment or mere inadvisability as a business matter (in the case of Foreign Subsidiaries domiciled outside Western Europe and Domestic Subsidiaries), or (in the case of Foregin Subsidiaries domiciled in Western Europe) by reason of obligations or limitations assumed by such Subsidiary in connection with the incurrence of Funded Debt or Current Debt or by reason of impairment of capital or insolvency under the laws of the jurisdiction in which such Subsidiary is incorporated;

                   (9) the earnings of any Person to which assets of the Company shall have been sold, transferred or disposed of, or into which the Company shall have merged, prior to the date of such transaction; and

                   (10) any gain arising from the acquisition of any Securities of the Company or any Subsidiary.


In applying capital losses to capital gains pursuant to clause (2) above, losses shall first be applied to any available gains of the current period and then to any available gains of prior periods in chronological order beginning with the earliest prior period with any available capital gains. In applying net losses to net earnings pursuant to clause (7) above, net losses shall be applied to any available net earnings of prior periods in chronological order beginning with the earliest prior period with any available net earnings. Consolidated Net Income for any period shall include cash distributions received in such period from a Person (other than a Subsidiary) in the amount which is the smaller of those described in (i) and (ii) of clause (6) above notwithstanding that the distributed amount was earned by such Person in a prior period [subject, however, to the limitations of (ii) of clause (6)]. In the event any net earnings of any Subsidiary excluded pursuant to clause (8) above cease to be unavailable for the payment of dividends for any of the reasons set forth in such clause (8) within any of the five full fiscal years of the Company following the fiscal year in which such unavailable earnings were accrued, the amount of such excluded net earnings shall be included in Consolidated Net Income for the period within which they so cease to be unavailable.



                                      43.

            CONSOLIDATED NET TANGIBLE ASSETS -- at any date means:

                   (1)   Consolidated Total Net Assets at such date;

            minus

                   (2) any amounts included in Consoldiated Total Net Assets on account of:

                         (A) deferred organization expense, preoperating expenses and deferred charges other than (i) those for prepaid or deferred insurance, rent and taxes and
                         (ii) those which are current assets;

                         (B) patents, copyrights, trademarks, trade names, franchises, good will, experimental expense and other similar intangibles;

                         (C) unamortized debt discount and expense and deferred commissions and expense on capital shares; or

                         (D) Foreign Assets, to the extent the amount included in Consolidated Total Net Assets on account of Foreign Assets exceeds 25% of Consolidated Total Net Assets;

            minus

                   (3)   Consolidated Current Liabilities;

            minus

                   (4) minority interests in Subsidiaries (adjusted proportionately to reflect the exclusion of certain write-ups from the definition of Consolidated Total Net Assets and the exclusion of the items listed in paragraph (2) above from Consolidated Net Tangible Assets).

            CONSOLIDATED NET WORKING CAPITAL -- Section 7.9(e).

            CONSOLIDATED NET WORTH -- at any date means

                   (1)   Consolidated Net Tangible Assets at such date

            minus

                   (2) the amount at which the liabilities (other than minority interests in Subsidiaries and capital stock and surplus) of the Company and the Subsidiaries would be shown on a consolidated balance sheet at such date, and including as liabilities all



                                      44.

            reserves for contingencies and other potential liabilities, but not including any liability deducted in the calculation of Consolidated Net Tangible Assets pursuant to clause (3) of the definition of such term.

            CONSOLIDATED SENIOR FUNDED DEBT -- Senior Funded Debt of the Company and the Subsidiaries on a consolidated basis.


            CONSOLIDATED TOTAL NET ASSETS -- at any date means the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper allowances) at which the assets of the Company and all Subsidiaries would be shown on a consolidated balance sheet at such date, but excluding any write-up of assets after December 31, 1976.

            CURRENT DEBT -- with respect to any Person means all liabilities for borrowed money (whether as the original obligor, pursuant to an assumption or Guaranty, as a partner or joint venturer, or otherwise) and all liabilities secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed), which, in either case, are payable on demand or within one year from the creation thereof, except:

                   (1) any such liabilities which are renewable or extendible at the option of the debtor to a date more than one year form the date of creation thereof, and

                   (2) any such liabilities which, although payable within one year, constitute payments required to be made on account of principal of indebtedness expressed to mature more than one year from the date of creation thereof.

            DEFAULT -- an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

            DISPOSITION VALUE -- Section 7.4(d).

            DISTRIBUTION -- in respect of any corporation means:

                   (1) dividends or other distributions on Equity Securities of the corporation (except payments of principal and interest of Senior Funded Debt and required payments of principal and interest of Subordinated Funded Debt and except distributions in Nonredeemable Equity Securities); and

                   (2) optional payments of principal or interest of Subordinated Funded Debt; and



                                      45.

                   (3) the redemption or acquisition of Equity Securities (except when solely in exchange for Nonredeemable Equity Securities), PROVIDED that required redemptions or repurchases or payments of principal of Redeemable Equity Securities shall not constitute Distributions to the extent that the aggregate net proceeds received by the Company in cash from the sale of Redeemable Equity Securities subsequent to the Closing Date exceeds the aggregate amount of required redemptions or repurchases or payments of principal of Redeemable Equity Securities made subsequent to such date and prior to the time of determination.

            DOMESTIC SUBSIDIARY -- a Subsidiary organized under the laws of the United States, its territories or possessions, or Canada, or a jurisdiction thereof, and which conducts substantially all of its business and has substantially all its Property within the United States, its territories or possessions, or Canada.

            EQUITY SECURITY -- an equity Security of any class (whether or not preferred), and any instrument or Security entitling the holder to purchase any such Security or exchangeable for or convertible into any such Security.

            ERISA -- means that Employee Retirement Income Security Act of 1974, as amended from time to time.

            EVENT OF DEFAULT -- Section 9.1.

            FOREIGN ASSETS -- assets located outside the United States, its territories or possessions, or Canada, and notes, receivables and other obligations due from, or any Investments in, any Person domiciled outside the United States, its territories or possessions, or Canada, other than accounts receivable, not exceeding in the aggregate at any one time 15% of Consoldiated Net Worth of the Company at the end of the most recent period for which financial statements have been delivered pursuant to Section 8.1, arising in the ordinary course of business out of exports from the United States by the Company or a Domestic Subsidiary, none of which remain unpaid more than 120 days after delivery of the realted export goods to the carrier or more than 30 days after the due date thereof.

            FOREIGN SUBSIDIARY -- any Subsidiary other than a Domestic
Subsidiary.

            FUNDED DEBT -- with respect to any Person, means without duplication

                        (1) its liabilities (whether as the original obligor, pursuant to an assumption, as a partner or joint venturer or otherwise) for borrowed money, other than Current Debt;


                                      46.

                        (2) its liabilities under any Guaranty of an obligation of a Person which is not the Company or a Subsidiary;

                        (3) in the case of any Guaranty of an obligation of a Subsidiary which is not a Wnholly-Owned Subsidiary, the same proportion of its liabilities under such a Guaranty as the proportion of the outstanding Equity Securities of such Subsidiary which are not legally and beneficially owned by the Company and its Wholly-Owned Subsidiaries;

                        (4) liabilities secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed), other than Current Debt; and

                        (5) any other obligations (other than deferred taxes and minority interests in Subsidiaries) which are required by generally accepted accounting principles to be shown as liabilities on its balance sheet and which are payable or remain unpaid more than one year from the creation thereof.

            GUARANTY -- by any Person shall mean all obligations of such Person guaranteeing or in effect guaranteeing any indebtedness, divident or other obligation of any other Person (the "primary obligor") in any manner, directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

                        (1) to purchase such indebtedness or obligation or any Property or assets constituting security therefor;

                        (2)  to advance or supply funds

                               (i)   for the purchase of payment of such
            indebtedness or obligation, or

                               (ii)  to maintain working capital or other
            balance sheet condition or any income statement condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                        (3) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation; or



                                      47.

                         (4)  otherwise to assure the owner of the
       indebtedness or obligation of the primary obligor against loss in respect thereof.

"Guaranty" shall not, however, include any liability on endorsements made in the ordinary course of business of negotiable instruments for deposit or collection. For purposes of this Agreement, the amount of a Guaranty shall be the maximum agreed potential liability under the Guaranty, except in the case of a Guaranty of obligations for borrowed money, in which case it shall be the sum of the principal amount outstanding from time to time and (if covered by the Guaranty) the amount of any overdue interest.

            INVESTMENTS -- Section 7.11(b).

            LIEN -- any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to

                        (1) the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt; or

                        (2) a lease, consignment or bailment for security purposes; or

                        (3) the lessor's interest in Property subject to a Capitalized Lease.

The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restriction, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any Property which it has leased pursuant to a Capitalized Lease or which it has acquired or holds subject to a conditional sale agreement, lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes. In the case of a Lien which is being contested as permitted by Section 7.1, the amount required to be reserved by such provision shall, for purposes of this Agreement, be considered the amount secured by such Lien. If the amount so required to be reserved is zero, such Lien shall be considered a Lien securing a Restricted Obligation in the amount of zero.

            MEASURING PERIOD -- Section 7.4 (e).

            NONREDEEMABLE EQUITY SECURITY -- any Equity Security other than a Redeemable Equity Security.

            NOTES -- Section 1.1.



                                        48.

            OTHER AGREEMENT -- Section 1.4.

            OTHER PURCHASER -- Section 1.4.

            PENSION PLANS -- Section 2.18(a).

            PERSON -- an individual, partnership, joint venture, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

            PROPERTY -- any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            PURCHASERS -- Section 1.4.

            REDEEMABLE EQUITY SECURITY -- any Equity Security which constitutes indebtedness of the issuing corporation or which the issuing corporation is obligated to repurchase or redeem or which is redeemable at the option of the holder.

            RESTRICTED INVESTMENTS -- Section 7.11(b)

            SECURITY -- shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

            SENIOR FUNDED DEBT -- (i) any Funded Debt of the Company other than Subordinated Funded Debt; and (ii) any Funded Debt of any Subsidiary.

            SUBORDINATED FUNDED DEBT -- unsecured Funded Debt of the Company for money borrowed which (i) has, at the time of incurrence or issuance, a Weighted Average Life to Maturity not less than 90% of the then remaining Weighted Average Life to Maturity of the Notes, and (ii) is issued under an indenture or other instrument containing provisions for the subordination of such indebtedness (to which appropriate reference shall be made in the instruments evidencing such indebtedness) substantially as follows (the term "debentures" being, for convenience, used in the provisions set forth below to designate the instruments issued to evidence Subordinated Funded Debt and the term "this Indenture" to designate the indenture or other instrument under which the debentures are issued):

                   "All debentures issued under this Indenture shall be issued subject to the following provisions and each person holding any debenture whether upon original issue or upon transfer or assignment thereof accepts and agrees to be bound by such provisions."

                   "All debentures issued hereunder and any coupons thereto appertaining shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right to the prior payment in full of superior indebtedness as defined in this Section. For the purposes of this Section, the term superior



                                        49.

indebtedness' shall mean (a) all evidences of indebtedness issued by Hexcel Corporation (the "Company") pursuant to certain Note Agreements with various note purchasers dated December 9, 1977 providing for the issuance of 8-3/4% promissory notes in the aggregate principal amount of $8,000,000, and as said Note Agreements or promissory notes may have been or may hereafter be amended, modified or supplemented, with or without notice to the holders of the debentures, (b) all other indebtedness of the Company for borrowed money unless by the terms of the instrument creating or evidencing such indebtedness it is provided that such indebtedness is not superior in right of payment to the debentures or to other indebtedness which is pari passu with, or subordinated to, the debentures, and (c) any deferrals, renewals or extensions of any such superior indebtedness, or debentures, notes or other evidences of indebtedness issued in exchange for such superior indebtedness."

                   "No payment on account of principal, premium, if any, sinking funds, or interest on the debentures shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds, and interest on superior indebtedness has been made or duly provided for in money or money's worth in accordance with its terms. No payment on account of principal, premium, if any, sinking funds, or interest on the debentures shall be made if, at the time of such payment or immediately after giving effect thereto: (i) there shall exist a default in the payment of principal, premium, if any, sinking funds or interest with respect to any superior indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any superior indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof and written notice of such occurrence shall have been given to the Company by the holder or holders of such superior indebtedness and such event of default shall not have been cured by waiver or shall not have ceased to exist. Notwithstanding the foregoing, the Company may make and the Trustee may receive and shall apply any payment in respect of the debentures (for principal, premium, if any, sinking funds, or interest) if such payment was made prior to the occurrence of any of the contingencies specified in clauses (i) and (ii) above."

                   "Upon (i) any acceleration of the principal amount due on the debentures or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due upon all superior indebtedness shall first be paid in full, or payment thereof provided for in money or money's worth in accordance with its terms, before any payment is made on account of the principal of, premium, if any, or interest on the indebtedness evidenced by the debentures, and upon any such dissolution or winding-up or liquidation or reorganization any payment or distribution of



                                        50.

assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the debentures or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the debentures or by the Trustee under this Indenture if received by them or it, direct to the holders of superior indebtedness (pro rata to each such holder on the basis of the respective amounts of superior indebtedness held by such holder) or their representatives, to the extent necessary to pay all superior indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of superior indebtedness, before any payment or disstribution is made to the holders of the indebtedness evidenced by the debentures or to the Trustee under this Indenture."

                   "In the event that, contrary to the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the holders of the debentures before all superior indebtedness is paid in full, or provisions made for such payment, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such superior indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such supeerior indebtedness may have been issued, as their respective interest may appear, for application to the payment of all superior indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such superior indebtedness."

            SUBSIDIARY -- a corporation of whose Voting Stock the Company and its Wholly-Owned Subsidiaries own at least a majority, or, if greater than a majority, such proportion as is necessary to elect a majority of its corporate directors (or Persons performing similar functions), and of each of whose classes of other Equity Securities the Company and its Wholly-Owned Subsidiaries legally and beneficially own the same proportion as its Voting Stock.

            VOTING STOCK -- Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

            WEIGHTED AVERAGE LIFE TO MATURITY -- Section 5.2(d).

            WHOLLY-OWNED SUBSIDIARY -- any Subsidiary, all of the Equity Securities (except directors' qualifying shares) of which are owned by the Company or the Company's other Wholly-Owned Subsidiaries.



                                        51.

10.2   ACCOUNTING PRINCIPLES.

            Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement. For purposes of determining the character or amount of any asset, liability or item of income or expense under this Agreement, a reserve created pursuant Section
7.1 and 7.2(e), to the extent a corresponding liability reserve would not be created in accordance with generally accepted accounting principles, shall be given the same effects as a corresponding liability reserve created in accordance with such principles would be given in accordance with such principles.

10.3   DIRECTLY OR INDIRECTLY.

            Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

10.4   GOVERNING LAW.

            This Agreement and the Notes shall be governed by and construed in accordance with California law.

10.5   PRINCIPAL AMOUNT.

            For purposes of any provision of this Agreement which refers to the principal amount of any obligation (other than a Capitalized Lease) which does not separately express principal and interest shall be considered principal.

SECTION 11.        MISCELLANEOUS

11.1  NOTICES.

                         (a)   All communications under this Agreement or under
the Notes shall be in writing and shall be mailed by first class mail, postage prepaid,

                               (1)  if to you, at your address shown at the
       beginning of this Agreement, marked for attention as there indicated, or at such other address as you may have furnished the Company in writing, or



                                        52.

                         (2)  if to the Company, at its address shown at the
beginning of this Agreement, or at such other address as it may have furnished in writing to you and all other holders of the Notes at the time outstanding.

                         (b)   Any notice so addressed and mailed by registered
or certified mail shall be deemed to be given when so mailed.

11.2   REPRODUCTION OF DOCUMENTS.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at any closing of your purchase of the Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise by admissible in evidence.

11.3   SURVIVAL.

            All warranties, representations, and covenants made by the Company herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

11.4   SUCCESSORS AND ASSIGNS.

            This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, PROVIDED that your commitment to purchase Notes pursuant hereto shall inure only to the benefit of the Company as it presently exists and is not subject to assignment. The provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of the notes, and shall be enforceable by any such holder, whether or not express assignment to such holder of rights under this Agreement has been made by you or your successor or assign.

11.5   AMENDMENT AND WAIVER.

            (a) REQUIREMENTS. This Agreement may be amended, and the observance of any term or condition of this Agreement may be waived,



                                        53.

with (and only with) the written consent of the Company and the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company, any Subsidiary or any Affiliate); PROVIDED that no such amendment or waiver of any of the provisions of Sections 1 through 4 hereof shall be effective as to you unless consented to by you in writing; and PROVIDED FURTHER, that no such amendment or waiver shall, without the written consent of the holders of all the Notes at the time outstanding, (i) subject to Sections 9.2 and 9.3, change the amount or time of any prepayment or payment of principal or premium or the rate or time of payment of interest, (ii) amend Section 9 hereof, or (iii) amend this Section 11.5.

            (b) SOLICITATION OF NOTEHOLDERS. So long as any outstanding Notes are owned by you, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed counterparts or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section
11.5 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement ot the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

            (c) BINDING EFFECT. Any such amendment or waiver shall apply equally to all the holders of the Notes and shall be binding upon them and upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

11.6   DUPLICATE ORIGINALS.

            Two or more originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.


                                        54.

            If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return such counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.

                                    Very truly yours,

                                    HEXCEL CORPORATION



                                    By:    /s/ Harvie M. Merrill
                                         -------------------------------
                                                    President




ACCEPTED:

[Separate Note Agreements were
entered into by the Company and
each Note Purchaser listed below:

BANKERS LIFE COMPANY



By:    /s/ R. W. Ehrle
     --------------------------------
Title:       R. W. Ehrle,
             Senior Vice President






CONNECTICUT MUTUAL LIFE
       INSURANCE COMPANY



By:    /s/ Raymond J. Hollworth
     ---------------------------------
Title:       Raymond J. Hollworth,
             Senior Investment Officer]

                                                                       EXHIBIT A


                               HEXCEL CORPORATION

                          8-3/4% Note Due June 1, 1997.

No. R-                                                 San Francisco, California
      --------------------------

$                                                                       , 19
   -----------------------------                       -----------------    ----

          Hexcel Corporation (the "Company"), a California corporation, for value received, hereby promises to pay to ______________________ or registered assigns the principal sum of ______________________________ Dollars ($___________) on June 1, 1997; and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of 8-3/4% per annum (except as set forth below), semi-annually on the first day of June and the first day of December in each year, commencing with the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of 9-3/4% per annum.

          Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by check mailed and addressed to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, or, at the option of the holder hereof, in such manner and at such other place in the United States of America as the holder hereof shall have designated to the Company in writing.

          This Note is one of an issue of Notes of the Company issued in an aggregate principal amount limited to $8,000,000 pursuant to the Company's Note Agreements with Bankers Life Company and Connecticut Mutual Life Insurance Company dated December 9, 1977, and is entitled to the benefits thereof. As provided in such Agreements, this Note is subject to prepayment, in whole or in part, in certain cases without premium and in other cases with a premium as specified in said Agreements. The Company agrees to make required prepayments on account of said Notes in accordance with the provisions of said Agreements.

          This Note is a registered Note and is transferable only by surrender thereof at the principal office of the Company in San Francisco, California, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

          Under certain circumstances, as specified in Section 7.7(d) of said Agreements, this Note may, prior to July 1, 1980, bear interest at the rate of 8-7/8% per annum.

          Under certain circumstances, as specified in said Agreements, the principal of this Note may be declared due and payable in the manner and with the effect provided in said Agreements.

          This Note and said Agreements are governed by and are to be construed in accordance with California law.

                                                  HEXCEL CORPORATION

 (CORPORATE SEAL)                                 By:
                                                       -------------------------
                                                                       President


                                                  By:
                                                       -------------------------
                                                                       Treasurer



                                       2.